UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.               )
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New York Regional Rail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW YORK REGIONAL RAIL CORPORATION
5266 Seneca Street, West Seneca, New York 14224
Telephone (716) 675-6015
To Our Stockholders:
      This information statement is being furnished on or about June      , 2005 to holders of record of our outstanding capital stock as of the record date, June 8, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purposes of this information statement are (1) to inform our stockholders that the holder of the majority of the voting power of our outstanding capital stock has executed a written consent authorizing and approving the removal of Mr. Joel Marcus as a director, and (2) to serve as notice of the foregoing action in accordance with Section 228(e) of the Delaware General Corporation Law. The action to be taken pursuant to such written consent shall be taken 20 days after the mailing of this information statement.
      We are sending you this information statement on Schedule 14C in connection with such action taken by written consent. This is not a notice of a special meeting.
      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

New York Regional Rail Corporation

James W. Cornell, Chairman
Dated: June      , 2005

NEW YORK REGIONAL RAIL CORPORATION
5266 Seneca Street, West Seneca, New York 14224
Telephone (716) 675-6015
INFORMATION STATEMENT
June      , 2005
INTRODUCTION
      This information statement is being furnished to the holders of record at the close of business on the record date, June 8, 2005, of the outstanding capital stock of New York Regional Rail Corporation, a Delaware corporation (“we”, “us” or “NYRR”), entitled to vote thereon, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an action that the holder of a majority of the votes of our outstanding capital stock has taken pursuant to a written consent executed on or about June 8, 2005, as described herein. This information statement is furnished solely for purposes of informing stockholders, in the manner required under the Exchange Act, of this action taken by our majority stockholder.
      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.
      This information statement is first being sent on or about June      , 2005 to our stockholders of record as of the record date.
      Section 228(a) of the Delaware General Corporation Law (the “DGCL”) states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and these consents are delivered to the corporation in the manner specified in Section 228(a) of the DGCL. Our certificate of incorporation contains no provision or language that in any way limits the right of our stockholders to take action by written consent.
      Our board of directors currently (prior to giving effect to the actions described herein) consists of the following four directors: James W. Cornell, who serves as chairman of the board, Donald Hutton, Lawrence F. Pignataro, and Joel Marcus. Our directors are elected to serve until the next annual meeting of the stockholders and until their successors have been elected and qualified. Section 141(k) of the DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the directors, subject to certain exceptions that do not apply to us.
      As described in the Current Report on Form 8-K filed on May 27, 2005 by NYRR with the Securities and Exchange Commission (the “SEC”), on May 26, 2005 the Board of Directors terminated Mr. Joel Marcus as Chief Financial Officer of NYRR. The termination followed Mr. Marcus’s prior notice to NYRR of his intention to resign, citing personal reasons.
      Transit Rail, LLC (the “Consenting Stockholder”), which, as described below, is the holder of a majority of the outstanding capital stock of NYRR, has determined that it is in the best interests of NYRR that Mr. Marcus be removed as a director of NYRR. On June 8, 2005, pursuant to Section 228 of the DGCL, the Consenting Stockholder signed a written consent authorizing and approving the removal of Mr. Marcus as a director of NYRR, effective as of the date that is 20 days after the date on which this information statement is first mailed to stockholders. The removal of Mr. Marcus as a director of NYRR has been approved by the holders of outstanding shares representing a majority of the voting power of NYRR and, accordingly, no other stockholder approval of this action is required. The status of the other three directors remains unchanged, as Messrs. Cornell, Hutton and Pignataro remain directors of NYRR.

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      This information statement will also serve as a notice of action taken without a meeting, to all of our stockholders of record who did not sign the written consent described herein, as required by Section 228(e) of the DGCL. No further notice of the actions described herein will be given to you.
      The board of directors will have the right, pursuant to our by-laws, to fill the vacancy on the board of directors resulting from the removal of Mr. Marcus as a director. The board of directors has not currently identified a nominee to replace Mr. Marcus as a director. The board of directors will commence a search to identify qualified candidates to fill such vacancy, in accordance with NYRR’s policies and procedures. Pursuant to our by-laws, any director appointed by the board of directors will serve for the remainder of Mr. Marcus’ term, and until his or her successor is elected and qualified.
      The action described herein that was taken by the Consenting Stockholder will not entitle NYRR’s stockholders to the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.
OUTSTANDING SECURITIES AND VOTING RIGHTS
      As of the record date, 216,284,468 shares of our common stock and 2,500 shares of our Series D Preferred Stock were issued and outstanding. Each share of common stock outstanding entitles the holder thereof to one vote on all matters brought before the stockholders. Each share of Series D Preferred Stock outstanding entitles the holder thereof to 120,000 votes on all matters brought before the stockholders (provided that at least 1,700 shares of Series D Preferred Stock are outstanding, and no shares of Series C Preferred Stock are outstanding). Accordingly, as of the record date a total of 516,284,468 votes were eligible to be cast by our stockholders.
      As of the record date, the Consenting Stockholder held 2,083,333 shares of common stock and 2,500 shares of Series D Preferred Stock, which entitled it to 302,083,333 votes (representing approximately 58.5% of the total number of votes eligible to be cast by our stockholders as of the record date).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of our common stock as of June 8, 2005 by (a) each person known by NYRR to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) each director of NYRR, (c) NYRR’s executive officers, and (d) all officers and directors of NYRR as a group. For purposes of the beneficial ownership calculations below, NYRR’s Series D Preferred Stock, which is convertible into common stock, are included on an as converted basis (with the 2,500 shares of outstanding Series D Preferred Stock being convertible into an aggregate of 31,248,016 shares of common stock), such that the total issued and outstanding common stock is deemed to be 247,532,484 shares.
      We have calculated beneficial ownership based on the requirements of the SEC. Unless otherwise indicated below, to the best of our knowledge, each stockholder named in the table has sole voting and investment power with respect to all shares shown. The designated address of each individual listed in the table is c/o New York Regional Corporation, 5266 Seneca Street, West Seneca, New York 14224.

	Common Stock
	Beneficially Owned

	Number
Beneficial Owner	of Shares(1)	Percentage(1)

Wayne Eastman	155,955	*
Joel Marcus	700,000	*
James W. Cornell	-0-	*
Lawrence F. Pignataro	-0-	*
Ronald Bridges(2)	1,775,000	*
Donald Hutton	-0-	*
John Marsala(3)	29,034,931	11.7%
Transit Rail, LLC(4)	33,331,349	13.5%
All directors and executive officers as a group (5 persons)(5)	2,630,955	*

*	Less than 1.0%.

(1)	As reported by such persons as of June 8, 2005, with percentages based on 247,532,484 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Negligible percentages have been omitted from the table.

(2)	Mr. Bridges resigned as chief executive officer and as a director of NYRR in February 2005.

(3)	Includes 14,480,075 shares of common stock and warrants to purchase up to 14,626,856 shares of common stock, exercisable at prices ranging from $0.12 to $0.25 per share. Does not include an aggregate of 6,747,108 shares of common stock and warrants to purchase up to 2,429,698 shares of common stock, held by Mr. Marsala’s wife and son and to which Mr. Marsala disclaims beneficial ownership.

(4)	Includes 2,083,333 shares of common stock and 2,500 shares of Series D Preferred Stock, which shares of Series D Preferred Stock are convertible, at the option of the holder, into 31,248,016 shares of common stock. Each share of Series D Preferred Stock entitles the holder thereof to 120,000 votes on all matters that come before the stockholders. Accordingly, from a voting perspective, Transit Rail, LLC holds shares representing approximately 58.5% of the voting power of NYRR. Does not include 100,000 shares of common stock held by Gordon Reger, who controls Transit Rail, LLC.

(5)	Includes 1,775,000 shares held by Mr. Bridges, who resigned as chief executive officer and as a director of NYRR in February 2005.

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CHANGE IN CONTROL
      As described in the Current Report on Form 8-K filed on February 8, 2005 by NYRR with the SEC, pursuant to the Investment Agreement dated February 4, 2004 (the “Investment Agreement”) between NYRR and Transit Rail, LLC (“Transit”), Transit purchased an aggregate of 2,500 shares of Series D Preferred Stock at a purchase price of $2,500,000 in several tranches. The funds used to purchase the shares of Series D Preferred Stock were provided by an affiliate of Transit under common control with Transit. Gordon Reger controls Transit through his indirect ownership and control of Transit.
      Pursuant to the Tri-Party Agreement dated February 4, 2004, among Transit, NYRR and John Marsala, Transit required the holder of NYRR’s Series C Preferred Stock to convert his shares of Series C Preferred Stock into shares of Common Stock. Such conversion was effected on February 2, 2005 and there are no longer any shares of Series C Preferred Stock outstanding. Each share of Series D Preferred Stock held by Transit carries 120,000 votes on any matter coming before the stockholders of NYRR. As a result of Transit’s ownership of the Series D Preferred Stock and other shares of common stock owned by Transit, Transit has 302,083,333 votes on any matter coming before the stockholders of NYRR, representing approximately 58.5% of the votes on any matter coming before the stockholders. Except for matters that must be voted upon by the holders of shares of common stock as a class, Transit has sufficient votes to determine the outcome of all matters coming before the shareholders of NYRR.
      Pursuant to the Investment Agreement and the Tri-Party Agreement among Transit, NYRR and the former holder of the shares of Series C Preferred Stock, Transit and NYRR covenanted that for a period of 12 months neither Transit nor NYRR would initiate basic changes in the business of NYRR or its management without the approval of the board of directors of NYRR and the former holder of shares of NYRR’s Series C Preferred Stock. Such covenant expired on February 4, 2005.
DISTRIBUTION AND EXPENSES
      We will pay the costs associated with the distribution of this information statement, including the costs of printing and mailing. We will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

New York Regional Rail Corporation

James W. Cornell, Chairman
Dated: June      , 2005

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